SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
WOODWARD GOVERNOR COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Woodward Governor Company
1000 East Drake Road
P.O. Box 1519
Fort Collins, CO 80522-1519 USA
Tel: 970-482-5811
Fax: 970-498-3058

December 17, 2009
Dear Stockholder:
We recently distributed proxy materials for Woodward Governor Company’s upcoming annual meeting of stockholders to be held on January 22, 2010. The proxy card included in that initial mailing contained an error relating to how the proxy card would be voted as to proposal 3 if it was returned unspecified. The proxy statement correctly states that the proxy card would be voted “FOR” proposals 1 and 2 and “AGAINST” proposal 3 absent a specified vote. However, the proxy card you received states that an unmarked card would be voted “FOR” all proposals, which is incorrect as to proposal 3.
We have included a revised proxy card for you along with this letter. If you have not yet voted, please discard the prior proxy card that you received and use the enclosed revised proxy card to vote your shares. If you have already voted and did not specify how you would like to vote on each proposal, please return the enclosed revised proxy card so that your votes can be properly counted. The prior proxy card will be disregarded for all purposes if you did not specify your vote on each proposal.
As always, you have the right to vote your shares directly by attending the annual meeting instead of by proxy, as described in the original proxy materials.
We apologize for any inconvenience.
Sincerely,

A. Christopher Fawzy
General Counsel and Corporate Secretary

PROXY	PROXY
WOODWARD GOVERNOR COMPANY
Proxy for Annual Meeting of Stockholders — January 22, 2010
Solicited by the Board of Directors
The undersigned hereby appoints Thomas A. Gendron and Robert F. Weber, Jr., and each or any of them, as the undersigned’s proxies, with full power of substitution, to represent and to vote, as designated on the reverse side, all the undersigned’s common stock in Woodward Governor Company at the Annual Meeting of Stockholders to be held on Friday, January 22, 2010, and at any adjournment thereof, with the same authority as if the undersigned were personally present.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND “AGAINST” PROPOSAL 3.
Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to Be Held on January 22, 2010:
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, including consolidated financial statements, are available to you at http://www.woodward.com.

▲ FOLD AND DETACH HERE ▲

1. ELECTION OF DIRECTORS				FOR ALL
		FOR	WITHHOLD	EXCEPT
01 John D. Cohn 02 Michael H. Joyce	03 James R. Rulseh	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box and strike a line through the nominee’s name in the list provided above. Your shares will be voted for the remaining nominees.
Instruction for Cumulative Voting for Directors: Unless otherwise specified above, this proxy/instruction card shall authorize the proxies listed herein to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for directors, as such proxies shall determine in their sole discretion. To specify a method of cumulative voting, mark the box below with an “X” and write the number of Shares and the name(s) of the nominee(s) for directors in the space below. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.

☐

PLEASE MARK VOTES AS IN THIS EXAMPLE	☒

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	SHAREHOLDER PROPOSAL TO ELIMINATE THE CLASSIFICATION OF THE TERMS OF THE DIRECTORS.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Any and each of said attorneys or proxies, who are present at the meeting shall have, and may exercise, all of the powers, jointly and severally, of all said attorneys or proxies hereunder.

Date:

Signature

Signature (if held jointly)

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

▲ FOLD AND DETACH HERE ▲
ANNUAL MEETING OF STOCKHOLDERS OF
WOODWARD GOVERNOR COMPANY
January 22, 2010
PROXY VOTING INSTRUCTIONS
TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call 1-888-266-6788 toll-free and follow the instructions. Have your control number and the proxy card available when you call.
TO VOTE BY INTERNET
Please access the web page at www.proxyvoting.com/wgov and follow the on-screen instructions. Have your control number available when you access the web page.

Control Number for Internet/Telephone Voting